Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 21 to Registration Statement No. 333-56203 on Form N-1A of our report dated December 28, 2010, relating to the financial statements and financial highlights of BlackRock Global Emerging Markets Fund, Inc., BlackRock Latin American Fund, Inc. and BlackRock International Fund of BlackRock Series, Inc. (collectively the “Funds”) and our report dated December 28, 2010, relating to the financial statements and financial highlights of BlackRock Master International Portfolio of BlackRock Master LLC, appearing in the Annual Report on Form N-CSR of each Fund for the year ended October 31, 2010, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
May 10, 2011